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                                                                    EXHIBIT 10.1

                   ASSIGNMENT OF PURCHASE AND SALE AGREEMENT
                   AND ASSUMPTION OF RIGHTS AND OBLIGATIONS

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     This Assignment of Purchase and Sale Agreements and Assumption of Rights
and Obligations (the "Agreement") is entered into this 19th day of September, 2001, by and between Century Partners Group, Ltd., a Florida limited partnership (hereinafter referred to as "Assignor" or "CPG") and Century Builders Group, Inc., a Florida corporation ("Assignee" or "Century").

                              W I T N E S S E T H

     WHEREAS, CPG has entered into that certain Sale and Purchase Agreement, as respectively amended (the "Purchase and Sale Agreement") as more particularly described in Exhibit "A" hereto for the acquisition of certain properties in Miami-Dade County, Florida as more specifically described in Exhibit "B" attached hereto (the "Properties") from certain entities referred to therein as the Sellers ("Sellers"); and

     WHEREAS, Century wishes to purchase the Properties pursuant to the terms and conditions of the Purchase and Sale Agreements; and

     WHEREAS, the Purchase and Sale Agreement is in full force and effect, enforceable against both CPG and the respective Seller thereof, and may be assigned to Century, with the Sellers' consent; and

     WHEREAS, Century has agreed to assume the obligations under the Purchase and Sale Agreements and purchase each of the Properties, pursuant to the terms thereof, including the full payment of the purchase price as further set forth in the Purchase and Sale Agreements, subject to the terms and conditions of this Agreement.

     NOW THEREFORE in consideration of the foregoing and the sum of Ten and 00/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                     TERMS
                                     -----

     1.   Recitals.  The above recitals are true and correct and fully
          --------
incorporated herein.

     2.   Agreement to Assign.  CPG hereby assigns all of its right, title and
          -------------------
interest in the Purchase and Sale Agreements to Century, together with all deposits thereunder through the date hereof, on the terms and conditions recited herein, and subject further to satisfaction of the conditions precedent set forth in paragraph 5. If said conditions precedent are not satisfied or waived on or before the Closing Date (defined below) then the assignment granted hereby shall be null and void ab initio.

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     3.   Assumption of Obligations.  Century hereby agrees to be bound by the
          -------------------------
terms and conditions of the Purchase and Sale Agreement and hereby assumes all of the obligations and liabilities of CPG thereunder; provided, however, that said assumption shall be subject to and shall not enter into effect until satisfaction of the conditions precedent set forth in paragraph 5 hereof. If said conditions precedent are not satisfied or waived on or before the Closing Date (defined below) then this assumption of obligations shall be null and void ab initio.

     4.   Purchase Price and Deposit; Closing Statement.  The purchase price
          ---------------------------------------------
shall be TWENTY SEVEN MILLION SIX HUNDRED TWENTY FIVE THOUSAND SEVEN HUNDRED SEVENTY ONE and No/100 Dollars ($27,625,771.00) (the "Purchase Price"), which sum is inclusive of the obligation to pay the Seller the respective purchase price as defined in the Purchase and Sale Agreement (the "Seller's Purchase Price"). Century shall deposit the sum of Ten Thousand and No/100 Dollars ($10,000.00) (the "Deposit") toward the Purchase Price to be held in escrow by Rasco Reininger and Perez, P.A.("Escrow Agent"), on the date it executes this Agreement.

     Century and CPG acknowledge and agree that both the Purchase Price Credit described in paragraph 13 below, and, the difference between the Purchase Price and the Sellers' Purchase Price (the "Assignment Premium"), less the Deposit, shall be payable in full to CPG by Century according to the terms of the Promissory Notes to be executed by Century in favor of CPG, on each Closing Date (as defined in the Purchase and Sale Agreement) containing the following terms:

     a.   Annual interest rate of 7% per annum.

     b. Principal repayments as determined by CPG and by written demand to Century, provided, Century has sufficient cash flow to meet the written demand request by CPG.

     c.   Maturity Date of three (3) years from the Closing Date.

     Century shall pay the Seller's Purchase Price to the Seller on the Closing Date pursuant to the terms and conditions of the Purchase and Sale Agreement.

     Century and CPG agree to the following understandings concerning closing costs and other development related expenses: (a) Century shall be responsible for the payment of all purchaser closing costs in connection with the closing of the Purchase and Sale Agreement; (b) the documentary stamp taxes and county surtax payable if any, on the difference between the Purchase Price and the Seller's Purchase Price, shall be divided equally between CPG and Century; (c) if reflected in the buyer-seller closing statement between the Seller(s) and Century, no proration of real estate taxes shall be reflected in the assignor-assignee closing statement; and (d) Century shall be solely responsible at its own cost or expenses, for the construction of any pump lift station if required by Miami-Dade Water and Sewer Department. If any of the understandings above require the performance of actions or the payment of funds subsequent to the date of Closing, such

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provisions shall survive the closing of the purchase and sale transaction(s)
contemplated hereby.

     5.   Conditions Precedent to Assignment.  Century's obligation to close on
          -----------------------------------
the purchase of the Properties shall be contingent upon the following conditions being satisfied on or prior to the Closing Date:

     (a) the Sellers shall have consented to assignment of the Purchase and Sale Agreement from CPG to Century.

In the event the above contingency is not met by the Closing Date, Century may cancel this Agreement by sending written notice of cancellation to CPG and the Deposit shall be returned to Century and the parties shall be relieved and discharged of all obligations hereunder to one another.

     6.   Closing Date. The closing of this Agreement shall be on the date, time
          ------------
and place of the closing of the Purchase and Sale Agreement (the "Closing Date" or "Closing"). If the Closing Date under the Purchase and Sale Agreement has been extended, then an identical extension shall apply to the Closing Date hereunder. Additionally, Century understands and acknowledges that the Closing Dates for certain phases of lots, may differ, such that all of the Properties may not be purchased simultaneously.

     7.   No Brokers.  Century and CPG each represent to the other that they
          ----------
have not dealt with any brokers, and each hereby agree to indemnify and hold the other harmless from and against any costs, fees, damages, claims and liabilities including, without limitation, attorneys' fees through all trial and appellate levels of litigation, arising out of any claim made by any other broker or salesman, claiming by reason of its dealings with Century or CPG. This indemnification shall survive the earlier termination of this Agreement or Closing.

     8.   Sale by CPG.  If notwithstanding CPG's reasonable efforts to obtain
          -----------
the Sellers' consent, the Seller (hereinafter the "Non-Consenting Seller") fails to consent to the assignment of the Purchase and Sale Agreement to Century, then Century hereby agrees to waive the condition precedent contained in subparagraph 5 (a) and proceed to close the transaction contemplated hereby as a sale from CPG to Century occurring simultaneously with the sale of the Properties from the Non-Consenting Seller to CPG. In such event, Century shall be responsible for the payment of each Non-Consenting Seller's respective purchase price, and CPG shall simultaneously convey to Century the Properties conveyed to CPG by each Non-Consenting Seller receiving in consideration therefor the Purchase Price (or portion thereof adjusted in accordance with the proportion which the total acreage sold by any Non-Consenting Seller bears to the total acreage of all of the Properties) and granting Century a credit equal to the amount paid to each Non-Consenting Seller by Century. Additionally, the closing costs and real estate tax prorations which may arise from a sale by CPG of any one or more of the Properties acquired from a Non-Consenting Seller to Century, shall be divided or prorated between CPG as seller and Century as purchaser in the

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manner customary for similar real estate transactions in Miami-Dade County,
Florida, except that in the event there are documentary stamp taxes and county surtax due and not payable by Seller, such documentary stamp taxes and county surtax, shall be divided equally between Century and CPG.

     9.   Contract not Recordable; Notice.  Neither this Agreement nor any
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notice or memorandum of it shall be recorded in any public records. Notice given by or to the attorney for any party shall be effective as if given by or to that party.

     10.  Entire Agreement.  This Agreement contains the parties complete
          ----------------
understanding of the terms and conditions of their agreement. No terms, provisions or conditions may be amended unless in writing and signed by CPG and Century.

     11.  Counterparts.  This Agreement can be executed in counterparts, in
          ------------
which case, each executed counterpart will be deemed to be an original and all executed counterparts will constitute one and the same instrument. This Agreement will become effective when each party has executed a counterpart and delivered it to the other parties.

     12.  Attorney's Fees.  In the event of any litigation between the parties
          ---------------
relating to this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses, including reasonable attorney's fees in all courts, from the non-prevailing party.

     13.  Credit for CPG Affiliate Assignment.  CPG and Century acknowledge and
          -----------------------------------
agree that the credit against the Sellers' Purchase Price to be received by Century, as assignee of the Purchase and Sale Agreement (the "Purchase Price Credit") shall also be repaid to CPG by Century according to the terms of the first Promissory Note executed (for the Phase I lots as defined in the Purchase and Sale Agreement) and referenced in paragraph 4 hereunder.


     IN WITNESS WHEREOF, the undersigned parties have caused this instrument to be executed the date and year first above written.



Signed and sealed in the presence of:       ASSIGNOR:


By: /s/ Sandra Albo                         Century Partners Group, Ltd.,
    ----------------------------            a Florida limited partnership
Print Name: Sandra Albo
            --------------------

By: /s/ Armando Rodriguez Roig              By: /s/ Sergio Pino
    ----------------------------                -------------------------------
Print Name: Armando R. Roig                 Print Name: Sergio Pino
            --------------------                        -----------------------
                                            Title: Chairman of The Board,
                                                   ----------------------------
                                            President & Chief Executive Officer
                                            -----------------------------------

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                                            ASSIGNEE:


By: /s/ Sandra Albo                         Century Builders Group, Inc.,
----------------------------------
Print Name: Sandra Albo                     a Florida corporation
           -----------------------

By: /s/ Armando Rodriguez Roig
----------------------------------          By: /s/ Sergio Pino
Print Name: Armando R. Roig                    ----------------------------
                                            Print Name: Sergio Pino
                                                       --------------------
                                            Title: Chairman of The Board,
                                                   ------------------------
                                                   President and Chief
                                                   ------------------------
                                                   Executive Officer
                                                   ------------------------

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                                  EXHIBIT "A"

Purchase and Sale Agreement:

     a. That certain Amended and Restated Sale and Purchase Agreement dated October 30,2000, by and between Ferro Investment Group, LLC, a Florida limited liability company as Seller and Century Partners Group, Ltd. a Florida limited partnership as Purchaser.

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                                  EXHIBIT "B"

     Legal Description:


          All of Tracts 35, 36, 37, 38, 39, 40, 43, 44, 45, 46,
          47 in the SW 1/4 of Section 7, Township 53 South, Range
          40 East, in Miami-Dade County, Florida.

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